                                                                  EXHIBIT 10.13

                   DATED                                1998



                     (1) CARDIOTECH INTERNATIONAL LIMITED

                                      AND

                (2)  THE ROYAL FREE HOSPITAL SCHOOL OF MEDICINE





                                   RESEARCH
                                   AGREEMENT

                                  IN RESPECT
                                      OF

                      THE DEVELOPMENT OF VASCULAR GRAFTS



                               AARON & PARTNERS
                                GROSVENOR COURT
                                FOREGATE STREET
                                    CHESTER
                                    CH1 1HG
                                REF: IV.CAR51.2

THIS AGREEMENT is made the               day of               1998

BETWEEN:

(1) CARDIOTECH INTERNATIONAL LIMITED (Company number 3198267) whose registered office is at 5/7 Grosvenor Court, Foregate Street, Chester, CH1 1HG ("the Company");

(2) THE ROYAL FREE HOSPITAL SCHOOL OF MEDICINE c/o University of London, Rowland Hill Street, London, NW3 2PF ("the Medical School").

WHEREAS:

(A) The Company is involved in the development and manufacture of polycarbonate urethane vascular grafts and has the benefit of the Patents (as defined);

(B) The Medical School has experience of research into vascular biology and invitro and in-vivo evaluation of vascular grafts;

(C) The Company and the Medical School wish to combine their expertise to further the development and evaluation of certain small diameter vascular grafts.

NOW IN CONSIDERATION OF THE MUTUAL COVENANTS ENTERED INTO BY THE PARTIES AND SET OUT HEREIN, IT IS AGREED as follows:

1.   INTERPRETATION
     --------------

     1.1.  DEFINITIONS
           -----------
           In this Agreement save where the context otherwise requires the following terms and expressions shall have the following meanings:

           "Account"                 the Company's designated deposit account
                                     set up pursuant to Clause 3.3 of the Loan
                                     Agreement.

           "Board" the board of directors of the Company from time to time.

           "Budget Costings"         Appendix B to this Agreement entitled
                                     `Schedule of Budget Costings' and setting out in detail the agreed future application of the monies advanced by Freemedic in accordance with the Loan Agreement.

           "business day"            a day (other than a Saturday or a Sunday)
                                     on which banks are open for business in
                                     London.

           "Capital Equipment"       laboratory equipment and all other
                                     equipment required to carry out the
                                     Experimental Work as referred to in Clause
                                     4 of the Loan Agreement.

           "CE Mark"                 the sign of conformity with Directive
                                     93/42/EEC- Medical Devices.

           "Chronoflex"              the biomaterial manufactured under the
                                     Patents by the Company and marketed under the same name.

           "Company IPR"             all Intellectual Property Rights vested in
                                     or licensed to the Company or the Parent including but not limited to those relating to vascular grafts, where such Intellectual
                                     Property Rights:-

                                     (i)    have been developed by or on behalf
                                            of or licensed to the Company or the
                                            Parent prior to Completion
                                            (including, without limitation, the
                                            Patents and any processes in
                                            connection therewith); or

                                     (ii)   are developed by or in behalf of the
                                            Company or the Parent at any time
                                            independently and separately from
                                            the Experimental Work including any
                                            modifications to the Intellectual
                                            Property Rights of the Company or
                                            the Parent; or

                                     (iii)  are developed by the Company or the
                                            Parent in the course of the
                                            Experimental Work.

           "Completion"              completion of this Agreement.

           "Confidentiality          the confidentiality agreement between the
            Agreement"               Company and Freemedic dated 4th September
                                     1997.

           "Debenture"               the fixed and floating charge to be entered
                                     into by the Company pursuant to the Loan
                                     Agreement.

           "Commencement Date"       31st March 1998.

           "the Ethical Committee"   the Ethical Committee of the Medical School
                                     and the Trust.

           "Experimental Work"       the investigation and clinical trials
                                     making up Project One and the programme of research and development in respect of Project Two both as more particularly detailed in the Specification (including any clinical investigation and follow up) and intended to achieve the Purpose.

           "Expert" such person as may be appointed in accordance with Clause 10.2.

           "Freemedic"               Freemedic Plc (Company number 2776963)
                                     whose registered office is at The Royal
                                     Free Hospital School of Medicine,
                                     University of London, Rowland Hill Street,
                                     London, NW3 2PF.

           "Freemedic Letter"        the letter to be entered into by Freemedic
                                     pursuant to the terms of the Loan
                                     Agreement.

           "Intellectual Property    all patents, patent applications,
            Rights"                  continuations, continuations-in-part and
                                     divisions thereof, petty patents, utility models, supplementary protection certificates, registered designs, trade marks (whether registered or not), together with the right to apply for any of the same, copyrights, design rights, rights in confidential or technical information, rights in inventions, know-how and any similar rights existing anywhere in the world.

           "Licence"                 means the Licence agreement to be entered
                                     into by Freemedic the Parent in the form more particularly set out in Schedule 2.

           "Loan Agreement"          the loan and option agreement between
                                     Freemedic, the Company and the Parent in the agreed form set out in Schedule 1.

           "Managing Director"       the managing director of the Company who,
                                     at the Commencement Date is Alan Edwards.

           "Option" the put and call option exercisable pursuant to the Loan Agreement.

           "Parent" Cardiotech International Inc., a US corporation incorporated under the laws of the State of Massachusetts and whose principal place of business is at 11 State Street, Woburn, Massachusetts, 01801 U.S.A.

           "Parent Guarantee"        the guarantee to be entered into by the
                                     Parent pursuant to the Loan Agreement.

           "Patents"                 those patents and patent applications more
                                     particularly set out in Schedule 3.

           "the Products"            (i)    the Chronoflex peripheral vascular
                                            grafts investigated and clinically
                                            tested pursuant to Project One and
                                            the vascular grafts evaluated,
                                            clinically investigated or developed
                                            pursuant to Project Two; and

                                     (ii)   any kit evaluated, clinically
                                            investigated or developed pursuant
                                            to Project Two for the seeding of
                                            endothelial cells onto any such
                                            vascular grafts where such kit
                                            incorporates any such vascular
                                            graft.

           "Project One"             the project more particularly detailed in
                                     Clause 2.1.1 and the Specification.

           "Project Two"             the project more particularly detailed in
                                     Clause 2.1.2 and the Specification.

           "Project IPR"             all Intellectual Property Rights developed
                                     by the Medical School or the Trust and
                                     arising directly or indirectly from Project
                                     Two (and which are not Company IPR)
                                     including, without limitation, all
                                     improvements, developments or modifications made in the course of Project Two to any existing Intellectual Property Rights.

           "Purpose"                 to obtain Ethical Committee approval for
                                     Project One and Project Two and to obtain the CE Mark for the Products.

           "the Specification"       Appendix A to this Agreement entitled
                                     "Development of a small diameter compliant vascular graft for lower limb arterial bypass"
                                            and setting out the timetable for
                                            Project One and Project Two and the
                                            roles of the Company, the Medical
                                            School and the Trust in conducting
                                            the Experimental Work as may be
                                            varied or amended from time to time
                                            in accordance with this Agreement.

           "Territory"                      all countries in the world, and
                                            `country' shall be construed
                                            accordingly.

           "Trust"                          Royal Free Hampstead NHS Trust.


     1.2. Clause headings shall be for convenience only and shall not affect interpretation.

     1.3. Words and expressions defined in the Licence Agreement shall have the same meaning herein unless otherwise specifically defined.

2.   SCOPE, DURATION AND DELAYS
     --------------------------

     2.1. Subject to and in consideration of the completion of the Loan Agreement in accordance with the terms set out therein and the mutual obligations set out below, the Company and the Medical School agree on the terms stated below to carry out and the Medical School agrees to procure that the Trust (where indicated in the Specification as being, or otherwise becoming the responsibility of the Trust) will carry out the Experimental Work with a view to completing:-

           2.1.1. the investigation and phase 1 clinical trials in respect of Chronoflex peripheral vascular grafts in accordance with the Specification; and

           2.1.2. the evaluation and clinical investigation of an endothelially seeded Chronoflex peripheral vascular graft and the evaluation of alternative technologies relevant to peripheral arterial bypass in accordance with the Specification.

     2.2. Unless otherwise agreed in writing by the parties hereto, this Agreement shall be deemed to commence on the Commencement Date and shall come to an end on the date 2 years thereafter ("the Minimum Period").

     2.3. If the Experimental Work shall not have been concluded by the expiry of the Minimum Period, the parties hereto may agree to extend such period (subject to those further provisions agreed by the Committee), the cost of such extension being apportioned in such manner and upon such terms as the parties shall agree in writing.

     2.4. Each of the Company and the Medical School will use their respective reasonable endeavours to complete or procure the completion of their respective parts, and in the case of the Medical School to procure the completion by the Trust of its respective part, of the Experimental Work in accordance with the Specification within the Minimum Period but if some cause which was beyond the reasonable control or foresight of the Company or the Medical School or the Trust (as appropriate) shall interrupt the progress of the Experimental Work by such party, then the Company or the Medical School (as appropriate) shall allow the other a reasonable additional period of time to complete or procure the completion of the relevant part of the Experimental Work and such additional period of time shall not be deemed to count towards the Minimum Period.

3.   UNDERTAKINGS
     ------------

     3.1. The Medical School hereby warrants, represents and undertakes to the Company:-

           3.1.1. that it will perform or will procure the performance of the Experimental Work detailed in the Specification as being the responsibility of the Medical School and/or the Trust with all reasonable care and skill and to the best of its abilities;

           3.1.2. that it will use its reasonable endeavours to comply with or procure the compliance by the Trust with the Specification;

           3.1.3. that it will act in the utmost good faith towards the Company;

           3.1.4. that it will use its reasonable endeavours to achieve the Purpose;

           3.1.5. that it will permit only those of its staff previously approved in writing by the Committee (as defined below) to carry out any of the Experimental Work and/or to operate any of the Capital Equipment;

           3.1.6. that it will comply at all times with all relevant laws and regulations in the United Kingdom in respect of the conduct of such Experimental Work;

           3.1.7. that it will procure the performance of and adherence to this Agreement by the Trust where relevant;

           3.1.8. that it will prepare and make available or procure that there is prepared and made available to the Committee all test results arising from that proportion of the Experimental Work which is its responsibility or that of the Trust;

           3.1.9. that it will immediately bring to the attention of the Committee any matter arising from or in respect of the Experimental Work (including the clinical investigation and follow up) which would or might reasonably be expected to invalidate any of the said results or which might otherwise make or be likely to result in any of the Products becoming hazardous or otherwise unsafe;

           3.1.10. that it will notify the Committee in writing immediately upon receiving any written notice, or as soon as reasonably practicable after becoming aware that the Trust has received any written notice stating that the Experimental Work or any part thereof or any of the Products infringes or is reasonably likely to infringe any Intellectual Property Rights of any third party whatsoever, but for the avoidance of doubt the provisions of this clause 3.1.10 will not impose a positive duty upon the Medical School to make specific enquiries in respect thereof.

     3.2. The Company hereby warrants, represents and undertakes to the Medical School:-

           3.2.1. that it will perform that part of the Experimental Work detailed in the Specification as being the responsibility of the Company, with all reasonable care and skill and to the best of its abilities;

           3.2.2. that it will use its reasonable endeavours to comply with the Specification;

           3.2.3. that it will act in the utmost good faith towards the Medical School;

           3.2.4. that it will use its reasonable endeavours to achieve the Purpose;

           3.2.5. that subject always to the provisions of clause 3.1 above, it will be responsible for evaluating all results of the Experimental Work, testing the Products for compliance with all relevant safety regulations, requirements and standards and for ensuring generally that all products supplied or used by or on behalf of the Parent, the Company or any of their Sub-licensees are safe and non hazardous (and neither the Medical School nor the Trust nor their respective officers, employees or agents will have any liability to the Company or the Parent whether in contract, tort, negligence or otherwise for any loss or damage arising out of or in connection with the manufacture, supply, development or use of any of the Products by or on behalf of the Parent, the Company or any of their Sub-licensees, save as expressly provided hereby or in the Licence).

4.   PROJECT MANAGEMENT COMMITTEE
     -----------------------------

     4.1. The Company and the Medical School shall each appoint two suitably qualified employees or agents acceptable to the other to be members of a project management committee ("the Committee") which shall liaise on matters relating to the Experimental Work.

     4.2. The first appointees of the Company shall be the Managing Director and Michael Szycher, and the first appointees of the Medical School shall be George Hamilton and Cengiz Tarhan.

     4.3. During the period of this Agreement the Committee will meet formally at intervals of not less than 3 months to discuss the progress of the Experimental Work and the results obtained and to authorise expenditure in respect thereof.

     4.4. Subject always to Clause 4.7 below, all decisions of the Committee shall be taken with the agreement of all members in attendance at such duly convened meetings, and any member unable to attend and vote at any such meeting shall be entitled to appoint another member to act as his proxy at such meeting, such appointment to be in writing.

     4.5. The Committee meetings shall be convened by the Managing Director who shall prepare and circulate the agenda for such meeting for agreement, along with the notice convening the meeting no less than 21 days before the proposed date therefor, unless otherwise decided by unanimous consent of the members of the Committee.

     4.6. The first meeting of the Committee will be held on or as close as reasonably practicable to the date 3 months from the Commencement Date. All meetings will be held at the premises of the Medical School except as otherwise previously agreed in writing by the parties. All decisions and minutes of the Committee shall be duly recorded by such party as the Committee shall reasonably agree.

     4.7. One of the functions of the Committee shall be to evaluate the progress of the Experimental Work and the compliance by the parties with the Specification. If there is any dispute between the parties as to whether either of them has complied with its obligations under the Specification, the Committee shall use all reasonable endeavours to resolve such dispute amicably. If the dispute cannot be resolved within 14 days of it first arising, either party shall be entitled to refer such matter to the Expert.

     4.8. Upon the presentation in a form reasonably acceptable to the Committee of an itemised invoice from the Medical School in respect of those proper costs incurred by it or the Trust or on their behalf in accordance with the Budget Costings in performing the Experimental Work undertaken during the previous three months in accordance with the Specification, the Committee shall authorise the Company to make payment from the Account to the Medical School or as it may direct. All invoices so presented shall be paid within 28 days of receipt, and if the Medical School does not receive payment of any of its costs, incurred in accordance with the Budget Costings or with the consent of the Committee pursuant to Clause 4.9, it having invoiced the Company in respect of the same, then the Medical School will be under no obligation, and the Medical School will be under no obligation to procure the Trust to continue with any of the Experimental Work then outstanding set out in the Specification until receipt of such payment.

     4.9. The Committee may agree to vary the frequency and nature of payments specified in the Budget Costings and the nature of future work to be undertaken, in accordance with the Specification and in the event of a conflict or discrepancy between the decision of the Committee and the Budget Costings or Specification, the decision of the Committee shall prevail.

     4.10. The Medical School shall furnish both the Company and the Committee with copies of all technical reports on, and full details of the progress of the Experimental Work which shall be prepared at monthly intervals. The first of the technical reports shall be presented at the first meeting of the Committee. The Medical School shall, upon request also supply all other information and reports reasonably required by the Company in order to enable the Company to comply with all statutory and other regulatory requirements necessary for or otherwise in connection with the Purpose.

     4.11. Upon the conclusion of the Experimental Work the Medical School shall provide the Committee with a final detailed report summarising the findings and outcome of the Experimental Work and containing such other information as may reasonably be required by the representatives of the Company.

     4.12. The parties hereto will procure that subject always to Clause 4.13 below, the monies standing to the credit of the Account (but excluding any interest thereon) shall be used solely to pay those costs authorised by the Committee and properly incurred in accordance with the Budget Costings, by the Medical School or on its behalf in undertaking the Experimental Work in accordance with the Specification.

     4.13. Notwithstanding any other provision of this Agreement, any and all monies standing to the credit of the Account upon the termination of this Agreement or the cessation of the Experimental Work for whatever reason and not otherwise properly due to the Medical School under this Clause 4 shall vest absolutely in the Company, which shall be entitled to use such monies in such manner and for such purpose as it shall in its absolute discretion think fit.

5.   INTELLECTUAL PROPERTY
     ---------------------

     5.1. The provisions of this Clause 5 shall be in addition to and not in substitution for those terms set out in the Licence. In the event of a conflict between the provisions of this Clause 5 and the terms of the Licence, the terms of the Licence shall prevail.

     5.2. During the continuance hereof, the Company hereby grants to each of the Medical School and the Trust such non-exclusive, royalty free licence to use the Company IPR as may be necessary for the purpose of carrying out the Experimental Work in accordance with the terms of this Agreement. All Company IPR shall at all times remain vested in the Company or the Parent, as appropriate.

     5.3. The Company hereby warrants that it is the registered proprietor or the licensee under the Patents. The Company hereby warrants that to the best of its knowledge and belief but without having made any enquiries, investigations and searches, the Medical School and the Trust will not infringe the Intellectual Property Rights of any third party in using such Patents in the performance of the Experimental Work in accordance with the terms of this Agreement. Notwithstanding any other provision of this Agreement, the Company hereby warrants that it is entitled to grant the Licence of the Patents included in Clause 5.2 and that the consent of Thermedics Inc. or any other third party that owns an interest in the Patents is not required to enable the Medical School or the Trust to use the Patents in undertaking the Experimental Work or to enable Freemedic to grant the Licence.

     5.4. All Project IPR shall vest in and be the exclusive property of Freemedic. The Company shall promptly notify the Medical School in writing of any Intellectual Property Rights of which it is or becomes aware to which Freemedic may be entitled by virtue of this Clause 5.4.

     5.5. Any Project IPR shall be subject to the Licence. In the event that the Parent wishes to take a licence of the Project IPR, the Company shall notify the Medical School in writing. Upon receipt of any such notice, the Medical School will procure that Freemedic shall offer to the Parent a licence of the Project IPR in accordance with and subject to the provisions of the Licence and the Company shall procure that the Parent shall execute the Licence on the agreed terms. If, for any reason, the Parent decides not to seek a licence of the Project IPR or refuses to enter into a licence in respect of the Project IPR in accordance with the terms of the Licence, Freemedic shall be entitled to grant a licence of the Project IPR to any person for the purpose envisaged in the Licence.

     5.6. Save as aforesaid (or as provided in the Licence) the Company shall acquire no right title or interest in or to the Project IPR or to any other Intellectual Property Rights properly vesting in the Medical School, the Trust or Freemedic.

     5.7. Neither the Medical School nor the Trust shall do or permit any act which might prejudice the novelty of an invention, process or development covered by this Clause 5.

     5.8. Each party shall, if reasonably required by any other party thereto, procure that its employees, agents, or subcontractors enter into a corresponding undertaking as set out herein.

6.   COMMERCIAL EXPLOITATION
     -----------------------

     In the event that the Purpose has been achieved, the Company and the Medical School will take all practical measures and give all assistance and information as may be reasonably necessary to enable the Company to obtain those consents and fulfil those requirements at the Company's expense, whether statutory or otherwise which are necessary to allow the commercial development and exploitation of the Products by the Company and/or the Parent. The Company shall for the avoidance of doubt be the sole beneficiary and recipient of any income arising directly or indirectly from the exploitation of the Products tested pursuant to Project One. The terms of exploitation of any Product tested or developed pursuant to Project Two shall be governed by the Licence.

7.   CONFIDENTIALITY
     ---------------
     The provisions of this Clause 7 shall be in addition to and not in substitution for the restrictions, obligations and undertakings contained in the Confidentiality Agreement.

     7.1. Each of the parties hereto shall take all reasonable practical measures to ensure that access to the premises where the Experimental Work is conducted is restricted to such individuals as are taking part in the Experimental Work or as otherwise reasonably require access to such premises, that materials use in and data obtained from the Experimental Work are kept in a secure manner and that, subject to the provisions of this Clause 7, data obtained from the Experimental Work is not made publicly available.

     7.2. Save as expressly provided in this Clause 7, except with the other party's prior written agreement or as required by operation of law or in accordance with any other regulatory requirements in respect thereof, neither party shall disclose or permit the disclosure to any third party of any information obtained from the other party (or from the Parent, the Trust or Freemedic as appropriate) in any document or correspondence marked "Confidential" or any know how, data, technical trade or business information obtained from the other (or from the Parent, the Trust or Freemedic as appropriate) in connection with this Agreement including any such information obtained by either party during a visit to the other's (or the Trust's or the Parent's) place of business work offices or laboratories.

     7.3. The Medical School will disclose to the Company all trial results, data and information arising exclusively from Project One. The Company shall be free to use and disclose any such results, data or information as it thinks fit, including the for purpose of obtaining any necessary product approvals. The Medical School will, and will procure that the Trust will, retain all such results, data and information in confidence and will not use the same other than for the purpose of Experimental Work or with the prior written consent of the Company or the Parent.

     7.4. The Company shall at all times retain in confidence the Project IPR, including all data and technical information relating thereto and the Company and the Parent shall use the same only where licensed to do so by Freemedic in accordance with the terms of the Licence. The Medical School will and will procure that Freemedic and the Trust will retain all such Project IPR in confidence to the extent that the same applies to the Products. Notwithstanding any other provision of this Agreement, the Medical School and the Trust shall be entitled to use all such Project IPR in connection with their academic research and the Medical School, the Trust and Freemedic shall be entitled to disclose any of the same to any third party or permit any third party to use any of the same in connection with matters unrelated to the development, manufacture or sale of the Products, subject to any such third party entering into corresponding obligations of confidentiality in respect of such Project IPR.

     7.5. Either party shall be entitled to disclose all information, data or know-how properly disclosed to it pursuant to this Agreement to its employees, agents and sub-contractors, the Company shall be entitled to disclose all such information, data or know-how to the Parent and the Medical School shall be entitled to disclose all such information, data or know-how to the Trust and Freemedic, and each party shall procure that all such persons to whom all such information, data or know-how is disclosed keep the same confidential in accordance with the terms of this Clause 7 and, if so required by the other, the Company or the Medical School will procure that their employees, agents and sub-contractors or the Parent or the Trust and Freemedic (as appropriate) enter into a corresponding confidentiality undertaking with the party disclosing such information, data or know-how.

     7.6. The obligation in Clauses 7.1 to 7.5 (inclusive) shall be in force from the Commencement Date and shall remain in force after expiry or termination of this Agreement without limitation in time except where the party seeking relief from the obligation can show that the data, know-how or information was public knowledge and known to that party at the time it was obtained from the disclosing party or that since the data, know-how or information was obtained it has become public knowledge without the fault of any other party hereto.

     7.7. Each of the parties hereto recognises that the other may wish to publish in a reputable journal scientific papers containing data obtained from the Experimental

           Work. Accordingly the parties hereto shall have the right to publish such papers provided that before they submit any such paper to such journal, the relevant party shall submit the paper to the Committee which shall scrutinise the paper to ensure that no information is disclosed in the paper which would prejudice the commercial interest of the other party in the data or the novelty of any invention to which such party is entitled under this Agreement. The Committee shall give its decision within 1 month of the date on which the paper is submitted to it for scrutiny. Where the Parent or the Trust wish to publish any such papers, they shall be so entitled subject to the Company or the Medical School submitting any such papers to the Committee for scrutiny in accordance with this Clause 7.7.

8.   ENTRY AND INSPECTION
     --------------------

     Subject always to Clause 7, the parties hereto permit (or procure that there is permitted) on request any duly authorised representative of the other party to enter at all reasonable times and upon reasonable notice into and upon that party's premises where any of the Experimental Work or any research and development in respect thereof is being carried out for the purpose of ascertaining that the provisions of this Agreement and the Specification are being complied with by such party.

9.   TERMINATION
     -----------

     9.1. This Agreement may be terminated at any time by the Company giving written notice to the Medical School specifying the relevant breach if the Medical School shall have committed a material breach of any obligation or duty owed under this Agreement to the Company and (if such breach is capable of rectification) shall have failed to rectify the breach within 30 days of the written notice requiring the rectification.

     9.2. This Agreement may be terminated at any time by the Medical School giving written notice to the Company specifying the relevant breach if the Company shall have committed a material breach of any obligation or duty owed under this

           Agreement to the Medical School and (if such breach is capable of rectification) shall have failed to rectify the breach within 30 days of the written notice requiring the rectification.

     9.3. In addition, this Agreement may be terminated at any time by the Medical School giving written notice specifying the event to the Company if the Company shall have committed an Event of Default under the Loan Agreement or an event has occurred which under the terms of the Debenture confers on Freemedic the right to enforce the Debenture.

     9.4. This Agreement may be terminated by the Company forthwith if either Freemedic or the Medical School goes into liquidation either compulsory or voluntary (except for the purpose of reconstruction or amalgamation) or passes a resolution for winding up or if a receiver, administrative receiver or administrator is appointed in respect of the whole or any part of its assets or if either party makes an assignment for the benefit of or composition with its creditors generally or threatens to do any of these things or any similar occurrence under any jurisdiction which affects such party.

     9.5. This Agreement maybe terminated by the Medical School forthwith if either the Company or the Parent goes into liquidation either compulsory or voluntarily (except for the purpose of reconstruction or amalgamation) or passes a resolution for winding up or if a receiver, administrative receiver or administrator is appointed in respect of the whole or any part of its assets or if either party makes an assignment for the benefit of or composition with its creditors generally or threatens to do any of these things or any similar occurrence under any jurisdiction which affects such party.

     9.6. In the event that this Agreement is terminated by reason of the default or insolvency of either Freemedic or the Medical School in accordance with this Clause 9, then notwithstanding any other term of this Agreement, no monies shall become repayable to Freemedic under the Loan Agreement whether in respect of capital or interest until the first business day following the second anniversary of the completion of such Loan Agreement. All monies then owed by the Company to Freemedic pursuant to such Agreement will be paid forthwith to Freemedic by the Company in accordance with the relevant terms set out in Clause 15 of the Loan Agreement.

     9.7. In the event that this Agreement is terminated by reason of the default or insolvency of either the Company or the Parent in accordance with this Clause 9, then all monies then owed by the Company or the Parent to Freemedic pursuant to the Loan Agreement will be paid forthwith to Freemedic by the Company or the Parent as the case may be in accordance with the terms set out in Clause
           15 thereof.

     9.8. Provided that the proposed merger of the Medical School and University College London (or any other organisation in the University of London) shall not, for the avoidance of doubt in itself confer a right of termination on any of the parties hereto.

     9.9. In the event that this Agreement is terminated by the Company pursuant to 9.1 or 9.4 above, then without prejudice to any rights it may have in respect of such breach the Company shall be entitled to require Freemedic to enter (and the Medical School will procure that Freemedic so enters) into the Licence in respect of such of the Project IPR which exists as at the date of such termination.

     9.10. Save as otherwise agreed in writing by the parties, or as expressly provided herein, this Agreement will automatically terminate on the expiry of the Minimum Period.

     9.11. Upon termination or expiry of this Agreement, all rights and obligations of either of the parties shall automatically terminate, save that termination or expiry of this Agreement shall not affect the accrued rights of either party and the following provisions shall stay in full force and effect:- Clause 1, 3.2.5, 4.8, 5.3, 5.5, 5.6, 7, 9.6, 9.7, 9.9, 9.11, 10 and 11.

10.  DISPUTES, PROPER LAW AND JURISDICTION
     -------------------------------------

     10.1. The parties hereto shall strive to resolve on an amicable basis any dispute that may arise between them relating to the terms of this Agreement.

     10.2. In the event that the parties cannot settle any dispute between them arising pursuant to the matters referred to in Clause 4.7, either party shall be entitled to refer the matter to the Expert who shall be an independent third party scientific expert appointed by the parties or, in the absence of the agreement, by the President for the time being of the Royal College of Surgeons. The Expert shall act as an expert and not as an arbitrator and his or her decision in respect of any matter referred to him or her shall be final and binding on the parties. All costs incurred by the Expert in resolving any dispute shall be borne in such proportions as the Expert shall determine. The parties shall comply with such directions as the Expert may give in respect of such dispute.

     10.3. This Agreement shall be governed by the laws of England, save as provided in Clause 10.2, the parties hereby submit to the exclusive jurisdiction of the English courts.

11.  MISCELLANEOUS
     -------------

     11.1. Save as expressly permitted pursuant to the terms of this Agreement, no announcement, advert or other circular in respect of the subject matter of this Agreement or the result(s) of the Experimental Work may be made or issued either directly or indirectly by any party hereto without the nature, extent and content thereof being given the prior written consent of the other party hereto, such consent not to be unreasonably withheld or delayed.

     11.2. This Agreement is personal to the parties hereto, neither of whom may assign its rights or obligations under it in whole or in part without the other party's prior written agreement except that the Medical School shall be entitled, with the Company's prior written agreement, such agreement not to be unreasonably withheld or delayed, to assign the rights and benefits under this Agreement to University College London (or any other organisation in the University of London) or any company owned by University College London (or such other organisation) in connection with the proposed merger of the Medical School with University College London (or any such other organisation), provided that in the event of any such merger, save where statutorily inappropriate, the Medical School, the Company and University College, London (or any such other organisation) will enter into an agreement novating the obligations of the Medical School hereunder to University College, London (or such other organisation).

     11.3. Neither party shall be bound by any variation or amendment of or addition to this Agreement except where that party has agreed expressly in writing to be so bound.

     11.4. This Agreement shall not constitute a partnership between the parties.

     11.5. Any notice given under this Agreement shall be in writing either delivered personally at or posted in the case of notice served on the Company, to its registered office or in the case of notice served by the Company, to the registered office or place of business of the Medical School sent (if posted) by recorded delivery or registered first-class post. If such notice is served personally it shall be deemed to have been received at the time of delivery. If such notice is sent by post it shall be deemed to have been received 48 hours after being correctly addressed, stamped and posted.

     11.6. Each of the parties hereto undertakes that it is fully empowered to enter into this Agreement and to become bound in accordance with its terms.

     11.7. No failure by either party to exercise and no delay in exercising any right power or privilege under this Agreement shall operate as a waiver nor shall any single or partial exercise of any right power or privilege preclude any further exercise of it or the exercise of any other right power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

     11.8. If any term of this Agreement or its application is judicially or otherwise held invalid or unenforceable or if the parties mutually agree in writing to any variation or revision of this Agreement the remainder of this Agreement and its application shall not be affected and this Agreement shall remain in full force and effect.

     11.9. This Agreement, the Confidentiality Agreement, the Debenture, the Loan Agreement, the Parent Guarantee and the Freemedic Letter constitute the entire agreement between the parties hereto, and each party hereby confirms that it has not relied upon any representation, warranty or undertaking other than those expressly set out herein. Without prejudice to the foregoing, the parties waive any right they may have to any damages or rescission for any misrepresentation which is not contained in these Agreements, or for breach of any warranty not contained in these Agreements, unless and to the extent such misrepresentation or warranty was made fraudulently.

AS WITNESS the hands of the parties hereto the day and year first above written.


EXECUTED by a duly authorised       )
representative of CARDIOTECH        )
INTERNATIONAL LIMITED               )
in the presence of                  )



EXECUTED by a duly authorised       )
representative of THE ROYAL FREE    )
HOSPITAL SCHOOL OF MEDICINE         )
in the presence of                  )

                                  SCHEDULE 1
                                  ----------
                                LOAN AGREEMENT
                                --------------

                                  SCHEDULE 2
                                  ----------
                                    LICENCE
                                    -------

                                  SCHEDULE 3
                                  ----------
                        PATENTS AND PATENT APPLICATIONS
                        -------------------------------

1.   Patent Applications
     ---------------------

     (i)    European Patent Application 973032626

            (Publication No. 0 807 425) "Making an Access Graft"

            Priority : GB 9610273.6, 16/th/ May 1996

            Filed:     13/th/ May 1997

            Published: 19/th/ November 1997 (with search report)

     (ii)   US Patent Application No. 08/655317

            "Method of Making an Access Graft and a Vascular Prosthesis"

            Priority:  GB 91165639  1st August 1991

            Filed:     1/st/ February 1994 (continuation of Serial No.
                       08/182,156)

2.   Patents
     -------

     (i)    Belgium  (EP)                0 286 220
            Switzerland (EP)             0 286 220-7
            Germany                      3 879 741-0
            Austria (EP)                 0 286 220
            Denmark                      168359
            Spain (EP)                   0 286 220
            France (EP)                  0 286 220
            Great Britain (EIP)          0 286 220
            Greece                       3008 181
            Ireland                      63267
            Italy (EP)                   0 286 220

            Japan                        1813534
            Luxembourg (EP)              0 286 220
            Netherlands (EP)             0 286 220
            Portugal                     88710
            Sweden                       88301722-0
            USA                          5132066

     (ii)   Germany                      69024658-7
            France (EP)                  0495 869
            Great Britain (EP)           0 495 869
            USA                          5549860

     (iii)  US Patent                    5,254,662
            Biostable Polyurethane
            Product Co-owned and
            Cross Licensed with Thermedics Inc

     (iv)   US Patent Application        08/920-662
            Hydrolytically and Proteolytically
            Stable Polycarbonate Polyurethane
            Silicone Copolymers
     (v)    US Patent Applicant - Biocompatable Devices

                                  APPENDIX A
                                  ----------
                                SPECIFICATIONS
                                --------------

                                  APPENDIX B
                                  ----------
                                BUDGET COSTINGS
                                ---------------

                                                                   EXHIBIT 10.13


                                                                       EXHIBIT A
                                                                       ---------




                      THE DEVELOPMENT OF A SMALL DIAMETER
                    COMPLIANT VASCULAR GRAFT FOR LOWER LIMB
                                ARTERIAL BYPASS



                   MR. G HAMILTON, MB, CHB, D.OBS RCOG, FRCS
                    CONSULTANT GENERAL AND VASCULAR SURGEON
                       UNIVERSITY DEPARTMENT OF SURGERY
                              ROYAL FREE HOSPITAL



                                 ALAN EDWARDS
                               MANAGING DIRECTOR
                         CARDIOTECH INTERNATIONAL LTD.

EXECUTIVE SUMMARY

This is an application to support the investigation of a small diameter compliant vascular prosthesis. The application would be in patients presenting with critical limb ischemia (threatened limb loss due to poor circulation) which affects 1 in 2,500 of the population.

The best material for this procedure is autologous saphenous vein. However, in 30% of patients the vein cannot be used and an alternative conduit must be sought.

The market is worth some (Pounds)100 million per annum. It is dominated by American-manufactured products utilizing expanded P.T.F.E., the use of which is limited by the diameter of the grafts being more than or equal to 6 mm, with poor results in critical applications. There is therefore a need for a 4-5 mm internal diameter prosthetic vascular graft for this type of distal arterial reconstruction.

The programme will bring together the commercial, technical and development resources of the commercial partner with the research, scientific and surgical resources of the department of vascular surgery at The Royal Free Hospital Medical School who have considerable specialist experience and international recognition in this field.

The development process will encompass a new approach to the design of vascular grafts in that we intend to address the main reasons for graft failure by utilising technologies to overcome the failure modes. For example, the graft will have anti-thrombogenic flow lining which could be provided by a layer of endothelial cells or alternative technologies. The graft will also be compliant to match the physical and mechanical characteristics of a native blood vessel enabling the transmission of pulsatile blood flow.

The project will last two years and is divided into a series of tasks. These tasks take the programme from investigation of a polycarbonate urethane vascular graft developed by CardioTech for haemodialysis access through a series of steps to pilot clinical evaluation by the University partner for peripheral vascular bypass. Additional methods or technologies which could potentially enhance graft performance will be investigated.

SECTION 1

THE NEED

The United Kingdom Vascular Society recently reported on the prevalence of patients presenting to vascular surgeons with critical limb ischaemia (threatened limb loss due to poor circulation) to be 1 in 2,500 of the population. The peak occurrence is between 70 and 79 years of age. This burden on the NHS is expected to increase as the population ages. To avoid amputation, peripheral arterial bypass surgery is required, usually to a small artery in the calf or foot. Successful revascularisation has been clearly shown to be considerably less expensive than amputation and subsequent rehabilitation. The best material for this procedure is autologous saphenous vein. However, in 30% of patients the vein cannot be used and an alternative conduit must be sought. There is therefore a need for a 4-5 mm internal diameter prosthetic vascular graft for this type of distal arterial reconstruction.

THE PROBLEM

Below knee prosthetic grafting is currently restricted by unacceptably poor patency rates achieved with existing products.

The principal causes of graft failure are:

 .  Early thrombosis at less than one month due to the inherent thrombogenicity of current prosthetic materials.
 .  Diameter mismatch between artery and graft.
 .  Low compliance and major compliance mismatch of current prosthetic materials resulting in inadequate flow rates.
 .  Neo-intimal hyperplasia between one and twelve months.
 .  Disease progression usually beyond the distal anastomosis.
 .  Inadequate inflow.

THE SOLUTION

To develop a small diameter synthetic vascular graft with the potential for improved clinical performance by bringing together several technologies and a multidisciplinary team who have the relevant background and skills to undertake and complete the project.

This is a new approach to the research and design of vascular grafts. Historically, the development of vascular grafts has been directed at one factor, such as material characteristics, kink resistance or thrombogenicity, etc. Graft failure is however a multifactorial issue. Performance and clinical outcome will not be substantially improved without addressing the major issues which contribute to graft failure in combination with novel technologies which can improve performance.

An antithrombotic surface to inhibit thrombus formation and form an interface with blood flowing through the graft can be enabled by endothelial cell lining of the graft surface. This is considered a likely successful route to achieving such an interface. However, several new technologies are available to modify the flow surface of the graft and achieve a low thrombotic flow lining without the need for biological materials to be introduced.

Neo-intimal hyperplasia, which causes later graft failure, tends to occur when the endothelium is damaged, although this can be inhibited by restoration of the cell monolayer by cell seeding. An alternative route would be in bonding certain pharmaceutical or biotechnology products onto the graft surface which could minimise the potential for hyperplasia development.

Arteries display a characteristic known as compliance which in lay terms can best be expressed as elasticity (but not in the scientific sense). This property gives the artery elastic recoil which takes place after each arterial pulse has passed, and thus enhances blood flow. This property is particularly marked in low blood pressure states, thus enhancing blood flow even further.
All prosthetic grafts to date have very low compliance, i.e. they are rigid and non-elastic. Enhancing the compliance of a small calibre prosthetic graft would be expected to improve the low flow often seen in this situation. Furthermore a compliance prosthetic graft would reduce the mismatch in compliance between graft and native artery. Low graft compliance and compliance mismatch are recognized as important factors in failure of small calibre prosthetic grafts. Design and development of a compliant vascular graft should remove this cause of graft failure.

The design criteria will be to mimic the mechanical and physical properties of a natural artery allowing the maintenance of pulsatile flow and compliance in combination with an antithrombotic flow lining. This will allow patency to be maintained in smaller diameters even with low blood flow.

THE BENEFITS

PATIENT

For the patient, successful bypass allows resumption of a normal lifestyle, relief from pain, ulceration and/or gangrene, and avoidance of amputation. Improved graft performance would reduce the rates of secondary reconstructions and amputation, with their attendant risks for the generally elderly population.

NHS

For the NHS, it has been clearly shown that limb salvage, at an estimated (Pounds)7,500 per patient, with its attendant patient benefits, is significantly less expensive than amputation and the subsequent support requirements, conservatively estimated at (Pounds)25,000 per patient. This would offer a potential saving of around (Pounds)66 million per annum even if only 25% of patients are able to benefit. Reduction in expensive revisional surgery, a reduction in the burden of community care services, and an increase in the case load throughput and bed occupancy rates are among the major benefits.

COMMERCIAL

The development of a successful small bore vascular graft could bring several diverse benefits

 .  major capital investment and job creation in a high technology manufacturing company
 .  improved performance by the UK health care sector in international markets
 . international recognition that collaborative medical implant programmes can be successfully completed in the UK

SECTION 2

PARTICIPANTS

The project is proposed by CardioTech International Ltd, the only UK based company manufacturing polycarbonate urethane vascular access grafts, and the University Department of Vascular Surgery at the Royal Free Hospital School of Medicine, London.


CARDIOTECH

COMPANY STRUCTURE

CardioTech was created in May of 1996 as a spin-off from PolyMedica Industries Inc. into a stand-alone company. The company comprises CardioTech International Inc. which is quoted on the American Stock Exchange and specialises in the development, production and marketing of advanced polymer biomaterials for the medical device industry, and CardioTech International Ltd which is undertaking a programme of small diameter vascular graft development which is a continuation of the work undertaken over the last three years by PolyMedica Industrioe.

Our vascular graft programme is principally based in the UK. Research, development, testing and production of vascular grafts is being carried out at our premises near Chester.

COMPETENCIES

Staff employed by CardioTech (previously at Polymedica) have already developed a polycarbonate Vascular Access Graft used for haemodialysis. We have therefore carried out a considerable programme of process development, in vitro and in vivo research into the biodurability of our material ChronoFlex and the ChronoFlex vascular access graft which has enter clinical trials in both Holland and France. The information generated by CardioTech during graft development will be used to support an application to the Ethics Committee to commence limited clinical evaluation.

MATERIALS

ChronoFlex will be used to produce the new graft. It is a biodurable polycarbonate based polyurethane which comprises the following components:

 .  polycarbonate polyol
 .  methylene diisocyanate
 .  ethylene diamaine
 .  1,3 diaminocyclohexane

CardioTech holds USA patent 6254662 for ChronoFlex. The inventor of ChronoFlex, Dr. M. Szycher, is Chairman of the company and Chief Technical Officer. CardioTech holds a perpetual worldwide license from PolyMedica to manufacture and use ChronoFlex for medical applications.

VASCULAR GRAFT PRODUCTION

Our patented process involved what we term "low temperature cast coagulation". In this system we gently extrude polymer solution onto the smooth surface of a mandrel. The polymer solution comprises a solution grade ChronoFlex, a water soluble filler of between 10 and 60% by weight and a surfactant in an amount between 1 and 10% by weight. The mandrel and extrusion head rotate in synchronization, minimising shear and residual stress, whilst a pair of 2.5 metre long mandrels are drawn through the twin extrusion heads into a coagulant maintained at 40 degrees C. During phased coagulation the fillers prevent collapse of the structure as the solvent disperses and the filler dissolves into the coagulant, resulting in a single layer uniform microporous structure which avoids the danger of delamination and subsequent loss of strength, maintaining cross section.

By manipulating the process conditions, it is possible for grafts to be produced with different physical and mechanical characteristics; an example would be a very porous graft allowing rapid cellular ingrowth which could be suited to venous applications.

CardioTech owns European patent 0286220, USA patent 5132066 and Japanese patent 1813534 covering aspects of graft production.

ROUTE TO MARKET

When the graft is ready for introduction, the Medical Device Directives will be mandatory. The peripheral graft will obviously require a CE mark and as a class 11b implant able device it will require clinical data to comply with the essential requirements. This information is expected to come from limited clinical investigations carried out by the academic partner.

DISTRIBUTION

There are three possible methods:

1.  Direct via staff employed by CardioTech
2.  Indirect via distributors engaged by CardioTech
3. Creating a strategic alliance to access an existing international marketing and sales network with a major health care company

It is too early to decide which option will be favoured. However, by mid 1997 our vascular access graft will become a commercial product and we will have a distribution in place which may be suitable for the peripheral graft.

OPPORTUNITY

The UK market is estimated at (Pounds)1.5 million per annum, the total EU market at (Pounds)40 million and the global business (Pounds)125 million per annum.
The market is growing at 10% per annum and is dominated by American-manufactured products. The EU has suspended import duty on certain categories of vascular g rafts because there is no EU manufacturer.

THE UNIVERSITY DEPARTMENT OF SURGERY AT THE ROYAL FREE HOSPITAL

The Department is recognised for its research into several aspects of vascular biology, in particular the role of compliance in vascular grafting. Vascular biological research here has also focused on neo-intimal hyperplasia and endothelial cell graft seeding. The head of Department has been involved in compliance research initially at Harvard and over the last seven years at the Royal Free Hospital School of Medicine. The Department has a Principal Biophysicist, a specialist in vascular flow dynamics and measurement who has developed a highly accurate method of compliance measurement using digital x-ray angiographic techniques. For the first time this method allows accurate compliance measurement of implanted grafts and native arteries in patients. In addition there is an experienced cell culture technician and a vascular fellow of two years experience of research into compliance and vascular flow measurement. The department is set up with a vascular Haemodynamic laboratory for in vitro and in vivo vascular graft studies. This department has great expertise in the field of compliance in vascular surgery.

The methodologies of immunohistochemistry, autoradiography and electron microscopy are in routine use in this Department. The methodology of in vitro study of prosthetic grafts over the long term (i.e. longer than 24 hours) under physiological conditions is well developed. There are superb facilities for large animal studies focused on the pig with established prosthetic graft evaluation within this context.

The IRC of Biomaterials Research headed by Professor Dennis Chapman is housed within the University Department of Surgery. In collaboration there has been research into the use of non-thrombogenic biomaterials in lining prosthetic graft materials both in vitro and using a carotid interposition model in sheep.

SECTION 3

PROJECT PLAN OUTLINE

Research and experimental work will be carried out by the Department of Vascular Surgery at The Royal Free Hospital Medical School. CardiTech will manufacture polycarbonate urethane grafts for the project at its facilities near Chester.

The present polycarbonate graft which has been developed for vascular access by CardioTech will be studied in vitro by the academic partner to ascertain its suitability to meet the more demanding requirements in peripheral vascular bypass grafting.

The results from evaluation will be combined with study results and other development information from CardioTech International Ltd to allow an application to be made to an Ethics Committee leading to a pilot clinical investigation with the objective of determining the short term clinical performance of the grafts, providing the clinical information required to comply with the essential requirements of the EU Medical Devices Directive. The clinical investigation will commence no later than May 1998.

In parallel to this work evaluation of alternative adjunctive technologies will be instigated. In particular endothelial cell seeding of the ChronoFlex will be undertaken to reduce the thrombogenicity of the graft surface.

Grafts will go through a selection process of physical and mechanical testing by CardioTech (ISO/DS 7198 Tubular Vascular Grafts) and in vitro and in vivo research at the laboratories of the academic partner leading to clinical evaluation.

The project will consist of a series of tasks which are described in outline as follows:

--------------------------------------------------------------------------------
PROJECT 1            IN VITRO INVESTIGATION OF POLYCARBONATE URETHANE GRAFT FOR
TASKS 1.1 - 1.4      LOWER LIMB ARTERIAL BYPASS
--------------------------------------------------------------------------------

Objective:                      Research the compliance and pulsatile flow
                                characteristics

Responsible:                    Royal Free Hospital, dept. of vascular surgery

Description of Work:            Peripheral arterial bypass grafts have to pass
                                over the knee joint and there is concern for possible kinking of the graft at flexion points.
                                CardioTech will add to the existing access graft an external supporting layer to improve the anti-kinking properties of the graft for peripheral use. The reinforced peripheral graft will be made in both 4 and 5 mm internal diameters to provide a closer match to the natural vessels.

                                        Grafts will be manufactured by CTI for
                                        evaluation of the compliance
                                        characteristics of the polycarbonate
                                        urethane grafts in vitro by using
                                        oohotracker and angiographic methods,
                                        obtaining compliance, diameter and
                                        pressure curves for a range of
                                        physiological flow rates.

                                        Initially research the compliance and
                                        shear stress characteristics of human
                                        artery in vivo and in vitro at
                                        physiological flow conditions by
                                        echotracker and angiographic methods.
                                        This will establish the physical
                                        characteristics of a blood voocol and
                                        generate a range of compliance and
                                        pressure curves at different pulsatile
                                        blood flow waveforms for human artery
                                        and compliant graft.

Objective:                      Research the ability of the graft to tolerate
                                low blood flow.

Description of Work:            Grafts are placed in a pulsatile flow circuit to
                                simulate human femoral artery conditions. Flow and pressure rates are modified to establish conditions prevalent in a range of diseased femoral artery conditions and by gross and microscopic methods to investigate the ability of surface to tolerate low blood flow. This would be assessed over one week at sterillised conditions. The aim is to access the physical characteristics over time in a condition similar to in vivo.

Deliverable:                    An analysis of the peripheral vascular graft to
                                provide the
                                justification required to commence experimental implants.

--------------------------------------------------------------------------------
PROJECT 1                IN VIVO RESEARCH AND EVALUATION OF POLYCARBONATE GRAFT
TASKS 1.5, 1.8           FOR LOWER LIMB ARTERIAL BYPASS
--------------------------------------------------------------------------------

Objective:                      Research into the effect of anastomotic
                                technique and materials on compliance.

Responsible:                    Royal Free Hospital, dept. of surgery.

Description of Work:            In vivo acute studies of anastomotic compliance
                                will be performed to research the effects of commonly used suture materials, i.e. proline and novafil sutures (this is a more elastic or compliant suture material provided by Davis &
                                Geck) and suture technique, i.e. continuous and interrupted on the in situ rentention of compliance.

                                The haemodynamic effect of anastomotic angle will also be studied (including the configuration used in clinical practice). Measurements at the anastomosis will include shear stress, shear rate and turbulence.

Objective:                      Long term in vivo compliance and performance
                                study.

                                        Having identified the best anastomotic
                                        methodology and materials by actue in
                                        vivo experimental investigation we will
                                        begin research into the acute and
                                        chronic in vivo compliance of the graft.
                                        This will be done by implanting grafts
                                        into a porcine model. Compliance will be measured at implant and at predetermined intervals using an angiographic technique.

                                        At explant, in addition to compliance
                                        and performance measurements, the grafts will be perfused-fixed and studied by autoradiograpy, and immunohistochemistry, and electron microscopy. Redial tensile strength and molecular weight determination are also undertaken on the explants to demonstrate biodurability.

Deliverable:                    Analysis of biological response to the implant,
                                retention of compliance characteristics, and performance information needed to justify limited clinical evaluation and recommendations for implantation technique.

--------------------------------------------------------------------------------
PROJECT 1           CLINICAL INVESTIGATION OF POLYCARBONATE URETHANE GRAFT FOR
TASKS 1.7 - 1.9     LOWER LIMB ARTERIAL BYPASS
--------------------------------------------------------------------------------

Objective:                      Investigate the short term clinical performance
                                of the peripheral vascular graft.

Responsible:                    Clinical investigation - Royal Free Hospital,
                                dept. of vascular surgery and other
                                investigators to be determined Regulatory -
                                CardioTech International Ltd.

Objective:                      Twenty patients requiring lower limb arterial
                                bypass in whom saphenous vein is not available will be recruited into the study Graft patency to be assessed non-invasively using Duplex scanning at regular intervals.

                                In addition, ultrasound measurements of the graft lumen will be performed at operation and at regular intervals to monitor the compliance characteristics.

Description of Work:            Design clinical evaluation to EN540.

                                Prepare clinical investigation documentation.

                                Obtain ethical committee approval.

                                Obtain approval from the Competent Authority

Deliverable:                    Justification to enable extended pre-marketing
                                clinical evaluation to take place at other hospitals and clinical information required to complete CE marking process.

--------------------------------------------------------------------------------
PROJECT 2                EVALUATION OF GRAFT SEEDED WITH ANDOTHOLICAL CELLS
TASKS 2.1 - 2.9
--------------------------------------------------------------------------------

Objective                       Investigate possibility of creating a non-
                                thrombogenic luminal surface, by seeding the graft with endothelial cells.

Responsible                     Royal Free hospital, department of surgery.

Description of Work             a.   Assessment of endothelial cell attachment
                                     beyond 24 hours: Grafts will be seeded to confluence with micro vascular endothelial cells will be placed onto the circuit of an Acusyct R., Endotronics this system allows perfusion at 37C for up to one week with physiological solutions appropriately oxygenated, and buffered, with viscosity similar to that of human blood. This system is already established in this laboratory.

                                a.i Segments of grafts seeded to confluences will be perfused for two days, four days and seven days respectively. Human platelets labelled with 111 Indium-oxine will be injected at the end of the perfusion period and circulated for sixty minutes. Endothelial cell covering will be assesssed using this method of thrombogenicity assessment (thrombogenicity index). At the end of the study the graft will be removed and endothelial coverage assessed in addition by scanning electron microscopy.

                                a.ii Compliance measurement of endothelialised
                                     grafts: Compliance profiles using the
                                     echotracker will be generated from each of the graft segments after two, four and seven days of perfusion in this system.

                                b.   Long term in vivo study on graft
                                     compliance: Endothelial five centimetre
                                     segments of grafts will be inserted into the carotid circulation of 5 large white pigs and compliance measured immediately after implantation. Compliance studies using the angiographic technique will be performed at implant and at pre-determined intervals. This group will form a cohort for long term study for a minimum period of one year and ideally for eighteen months in order to assess any long-term effects.

                                b.i At explanation in addition to compliance measurements the grafts will be perfused-fixed, studied by immunohistochemistry, autoradiography and E.M.

--------------------------------------------------------------------------------
PROJECT 2              EVALUATION OF ALTERNATIVE TECHNOLOGIES RELEVANT TO
                       peripheral arterial bypass
--------------------------------------------------------------------------------

Objective:                      Investigate available surface modification
                                treatments and or other technologies that could enhance the properties of the graft and potentially contribute to improved performance and/or convenience of use of the graft

Responsible                     Royal Free Hospital, dept of surgery and
                                CardioTech Ltd.

Description of Work             This would start as mostly desk research via
                                literature searches, patent databases or commercial contacts, evaluation of information available from vendors.

                                Select the most promising alternative
                                technologies and obtain grafts treated or modified by selected treatments and research the improvements/benefits brought by the modified surface using steps described in Task 1.

Deliverable:                    Provide initial justification to adopt a
                                particular treatment for additional evaluation and comparison against existing peripheral graft.

--------------------------------------------------------------------------------
Project 1 + 2               Regulatory Matters
--------------------------------------------------------------------------------

Objective                       Establishment and maintaining of regulatory
                                files required for CE (European) marking and
                                (USA) F.D.A. application.

Responsible                     CardioTech Internationa Ltd.

Description of Work             D____ compliance with ISO 719 Tubular Vascular
                                Grafts

                                Generate quality system documentation

                                Document compliance with essential requirements

                                Undertake risk analysis

                                Set up technical file

                                Contact and negotiations with notified body and competent authority

                                Clinical investigation protocol and
                                documentation to EN540

                                Application to USA F.D.A. for Investigational Device Status

Deliverable                     Regulatory files and development records in
                                place throughout the programme.

ROYAL FREE HOSPITAL & SCHOOL OF MEDICINE
UNIVERSITY OF LONDON
Vascular Unit
----------------------------------------
University Department of Surgery
The Royal Free Hospital, Pond Street, London NW3 2QG, U.K.

Tel:  0171 794 0500
Fax: 0171 431 4528


STAFF
1. Vascular Surgical Fellow (Mr. Alberto Giudiceandrea) is a fully qualified surgeon. He will work on experimental and clinical side of the project.
2. Biophysicist (need to be appointed). The Diaphysicist will work on compliance and cell seeding of vascular graft in vitro and in vivo.
3. Research Fellow (Mr. Nigel Tai) will set up and maintain the cell bank, investigate human endothelial cell recovery rates from fat. He will work experimental and clinical side of project.

Management of the project will be by Mr. George Hamilton and Dr. Alexander Seifalian, University Department of Surgery, RFH&SM.

ON MANAGEMENT

Overall management of the project will be provided by a quarterly meeting of the RFH&SM (Mr. Cengiz Tarhan, Mr. George Hamilton & Dr. Alexander Seifalian) and CTI (Mr. Alan Edwards and Dr. Michael Szycher). A summary report will be produced for each quarterly meeting, and this will be made available on demand to Freemedic and CTI.

Research and Development management of the project will be provided by a monthly meeting of the Mr. G. Hamilton and Dr. A. Seifalian and three researchers. A summary report will be produced by the researchers in preparation for each monthly meeting.

Informal gatherings between members of the group in the department will be held at least once a week.

          Mr. G. Hamilton               Dr. A. M. Seifalian

                                                                       EXHIBIT B
                                                                       ---------
ROYAL FREE HOSPITAL & SCHOOL OF MEDICINE
University of London
Vascular Unit
----------------------------------------
University Department of Surgery
The Royal Free Hospital, Pond Street, London NW3 2QG, U.K.

Tel:  0171 794 0500
Fax:  0171 431 4528

------------------------------------------------------------------------------------------------------------------------
COST                                                      YEAR 1                YEAR 2
------------------------------------------------------------------------------------------------------------------------
CAPITAL COST
------------------------------------------------------------------------------------------------------------------------
                  LDA                                     (Pounds)8,000
------------------------------------------------------------------------------------------------------------------------
                  Intravascular                           (Pounds)41,000
                  ultrasound
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
STAFF             Vascular Surgeon
------------------------------------------------------------------------------------------------------------------------
                  Salary               (Pounds)20,710
------------------------------------------------------------------------------------------------------------------------
                  LW                   (Pounds)1,448
------------------------------------------------------------------------------------------------------------------------
                  Total                (Pounds)25,158
------------------------------------------------------------------------------------------------------------------------
                  10.5% NI             (Pounds)2,642
------------------------------------------------------------------------------------------------------------------------
                  Total cost           (Pounds)27,800     (Pounds)27,800
------------------------------------------------------------------------------------------------------------------------
                  Biophysicist
------------------------------------------------------------------------------------------------------------------------
                  Salary               (Pounds)17,000
------------------------------------------------------------------------------------------------------------------------
                  LW                   (Pounds)1,448
------------------------------------------------------------------------------------------------------------------------
                  Total                (Pounds)18,448
------------------------------------------------------------------------------------------------------------------------
                  10.5%NI              (Pounds)1,937
------------------------------------------------------------------------------------------------------------------------
                  Total Cost           (Pounds)20,385     (Pounds)20,385        (Pounds)21,404
------------------------------------------------------------------------------------------------------------------------
                  Research Fellow
------------------------------------------------------------------------------------------------------------------------
                  Salary               (Pounds)17,000
------------------------------------------------------------------------------------------------------------------------
                  LW                   (Pounds)1,448
------------------------------------------------------------------------------------------------------------------------
                  Total                (Pounds)18,448
------------------------------------------------------------------------------------------------------------------------
                  10.6%NI              (Pounds)1,937
------------------------------------------------------------------------------------------------------------------------
                  Total Cost           (Pounds)20,385     (Pounds)20,385        (Pounds)21,404
------------------------------------------------------------------------------------------------------------------------
OVERHEADS AT                                              (Pounds)27,428        (Pounds)17,123
40%
------------------------------------------------------------------------------------------------------------------------
ADMINISTRATION    Administration       (Pounds)7,120      (Pounds)7,120         (Pounds)7,120
------------------------------------------------------------------------------------------------------------------------
TRAVEL            Travelling to                           (Pounds)1,000         (Pounds)1,000
                    company
------------------------------------------------------------------------------------------------------------------------
CONSUMMABLE                                               (Pounds)23,200        (Pounds)17,072
------------------------------------------------------------------------------------------------------------------------
CTI LEGAL                                                 (Pounds)12,500
------------------------------------------------------------------------------------------------------------------------
TOTAL                                                     (Pounds)188,818       (Pounds)85,124
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Grand Total                                                                                          (Pounds)273,942
------------------------------------------------------------------------------------------------------------------------

                  Mr. G. Hamilton                            Dr. A. M. Seifalian

                       RFH&SM-CTI DEVELOPMENT PROGRAMME
-----------------------------------------------------------------------------------------------------------------------------------
ID    Task Name                                                                           Year 1
------------------------------------------------------------------------------------------------------------------------------------
-->   PROJECT 1                                          1     2     3     4     5     6     7     8     9    10    11    12     1
------------------------------------------------------------------------------------------------------------------------------------
1.1   Review CTI data                                   --    --    --
------------------------------------------------------------------------------------------------------------------------------------
1.2   In vitro investigation of CPU grafts              --    --    --    --    --    --    --    --    --    --    --    --
------------------------------------------------------------------------------------------------------------------------------------
1.3   Delivery of analysis of the in vitro                                                              --    --    --    --    --
      experimental  work on CPU graft
------------------------------------------------------------------------------------------------------------------------------------
1.4   Preparation of in vivo application                      --    --    --
      and submission
------------------------------------------------------------------------------------------------------------------------------------
1.5   In vivo, animal implants of CPU grafts                              --    --    --    --    --    --
------------------------------------------------------------------------------------------------------------------------------------
1.6   Delivery analysis of biological response to the                                                   --    --    --    --
      implant, retention of compliance characteristics
------------------------------------------------------------------------------------------------------------------------------------
1.7   Preparation of Ethical Committee applications                                   --    --    --    --    --
------------------------------------------------------------------------------------------------------------------------------------
1.8   Clinical study reinforced CPU graft (subject                                                                  --    --    --
      to ethical approval)
------------------------------------------------------------------------------------------------------------------------------------
1.9   Report and follow up on clinical study
-----------------------------------------------------------------------------------------------------------------------------------
-->   PROJECT 2
------------------------------------------------------------------------------------------------------------------------------------
2.1   Review literature                                 --    --    --
------------------------------------------------------------------------------------------------------------------------------------
2.2   Set up call bank from porcine cells                     --    --    --    --
------------------------------------------------------------------------------------------------------------------------------------
2.3   Evaluation of Graft seeded with endothellal                         --    --    --    --    --    --    --    --    --    --
      cells in vitro
------------------------------------------------------------------------------------------------------------------------------------

2.4   in vivo animal implants CPU seeded grafts                                                   --    --    --    --
------------------------------------------------------------------------------------------------------------------------------------
2.5   Delivery analysis of biological response to                                                                   --    --    --
      the implant of seeded grafts
------------------------------------------------------------------------------------------------------------------------------------
2.6   Human endothellal Cell harvesting                       --    --    --    --    --    --    --    --    --    --    --    --
------------------------------------------------------------------------------------------------------------------------------------
2.7   Preparation of Ehtical Committee application                                                            --    --    --
------------------------------------------------------------------------------------------------------------------------------------
2.8   Clinical study of CPU seeded graft
      (subject to ethical approval)
------------------------------------------------------------------------------------------------------------------------------------

2.9   Report and followup on clinical study
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
ID    Task Name                                                                           Year 2
-------------------------------------------------------------------------------------------------------------------------
-->   PROJECT 1                                          2     3     4     5     6     7     8     9    10    11    12
-------------------------------------------------------------------------------------------------------------------------
1.1   Review CTI data
-------------------------------------------------------------------------------------------------------------------------
1.2   In vitro investigation of CPU grafts              --
-------------------------------------------------------------------------------------------------------------------------
1.3   Delivery of analysis of the in vitro
      experimental  work on CPU graft
-------------------------------------------------------------------------------------------------------------------------
1.4   Preparation of in vivo application
      and submission
-------------------------------------------------------------------------------------------------------------------------
1.5   In vivo, animal implants of CPU grafts
-------------------------------------------------------------------------------------------------------------------------
1.6   Delivery analysis of biological response to the
      implant, retention of compliance characteristics
-------------------------------------------------------------------------------------------------------------------------
1.7   Preparation of Ethical Committee applications
-------------------------------------------------------------------------------------------------------------------------
1.8   Clinical study reinforced CPU graft (subject      --    --    --    --    --    --    --    --    --    --
      to ethical approval)
-------------------------------------------------------------------------------------------------------------------------
1.9   Report and follow up on clinical study                              --    --    --    --    --    --    --
-------------------------------------------------------------------------------------------------------------------------
-->   PROJECT 2
-------------------------------------------------------------------------------------------------------------------------
2.1   Review literature
-------------------------------------------------------------------------------------------------------------------------
2.2   Set up call bank from porcine cells
-------------------------------------------------------------------------------------------------------------------------
2.3   Evaluation of Graft seeded with endothellal       --    --    --
      cells in vitro
-------------------------------------------------------------------------------------------------------------------------
2.4   in vivo animal implants CPU seeded grafts
-------------------------------------------------------------------------------------------------------------------------
2.5   Delivery analysis of biological response to
      the implant of seeded grafts
-------------------------------------------------------------------------------------------------------------------------
2.6   Human endothellal Cell harvesting                 --    --    --    --    --    --    --    --
-------------------------------------------------------------------------------------------------------------------------
2.7   Preparation of Ehtical Committee application
-------------------------------------------------------------------------------------------------------------------------
2.8   Clinical study of CPU seeded graft                                  --    --    --    --    --    --    --
      (subject to ethical approval)
-------------------------------------------------------------------------------------------------------------------------
2.9   Report and followup on clinical study                                                             --    --
-------------------------------------------------------------------------------------------------------------------------

       1. Project 1 is the experimental and clinical investigation of the ChronoFlex vascular graft.
       2. Project 2 is development and experimental and clinical investigation of cell seeded ChronoFlex vascular Graft.